         CONFIDENTIAL TREATMENT REQUESTED BY IQROM COMMUNICATIONS, INC.

                                  Exhibit 10.14

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT is made this 6th day of February, 2001, by and between iQrom COMMUNICATIONS, INC., a Nevada corporation ("Borrower") and COLIN ALLMARK ("Allmark"), THOMAS GABOR ELEK ("Elek"), ALDERSEY EGERTON MAYNARD-TAYLOR ("Maynard-Taylor") and POV US, LLC, a Delaware limited liability company ("POV") (referred to individually as a "Lender" and jointly as the "Lenders").

                                   BACKGROUND

         A. Borrower desires to borrow One Million Dollars ($1,000,000.00) to pay certain operating expenses in connection with its business under the terms and conditions set forth herein.

         B. The Lenders are willing to lend a total of One Million Dollars ($1,000,000) to Borrower, subject to the terms and conditions hereof, and to receive shares of Common Stock of the Borrower if the loan is not paid prior to the Conversion Date described herein. Each of the Lenders is a shareholder of the Borrower and is familiar with the business affairs and financial condition of the Borrower.

         Borrower and the Lenders, intending to be legally bound, agree as follows:


                                    SECTION 1
                                   DEFINITIONS

                  1.1 Definitions. When used in this Agreement, the following terms shall have the respective meanings set forth below.

                      "Accounts" means all of the Borrower's present and future accounts, chattel paper, instruments and documents, and all other rights to the payment of money, including but not limited to any specific property described below, whether or not yet earned, for services rendered or goods sold, consigned, leased or furnished by the Borrower, together with all general intangibles, guaranties and securities relating to any of the foregoing, and all returned, reclaimed or repossessed goods the sale, consignment, lease or other furnishing of which shall have given or may give rise to any of the foregoing, including, without limitation, the right of stoppage in transit.

                      "Agreement" means this Loan Agreement and all exhibits and schedules hereto, as each may be amended, modified, restated or supplemented from time to time.

        CONFIDENTIAL TREATMENT REQUESTED BY IQROM COMMUNICATIONS, INC.

                      "Borrower" means iQrom Communications, Inc., a Nevada corporation.

                      "Business Day" means a day other than Saturday, Sunday or other day in which commercial banks in Philadelphia, Pennsylvania or Orlando, Florida, are authorized or required by law or executive order to close.

                      "Event of Default" means an event described in subsection
8.1 hereof.

                      "GAAP" means generally accepted accounting principles set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and in statements of the Financial Accounting Standards Board and in such other statements by such other entity as Borrower may request and as Lenders may reasonably approve, which are applicable in the circumstances as of the date in question; and consistent application of GAAP means such principles observed in a current period are comparable in all material respects to those applied in a preceding period.

                      "Loan" means the outstanding principal balance of the Note advanced under Section 2 of this Agreement, together with interest accrued thereon and fees and expenses incurred in connection therewith, if any.

                      "Loan Documents" means collectively, this Agreement, the Note, the Escrow Agreement and any additional documents, instruments, agreements and other writings executed pursuant to or in connection with this Agreement or the Loan.

                      "Maturity Date" means the date on which the Loan is payable in full in accordance with the terms of the Note and as set forth in subsection 2.2 hereof.

                      "Note" means the Promissory Note in the form of Exhibit B attached hereto to be delivered by the Borrower to the Lenders pursuant to subsection 2.2 hereof, as the same may be amended or modified or extended or restated from time to time.

                      "Prime Rate" means the rate of interest announced by SunTrust Bank from time to time as its prime rate which is not necessarily the lowest rate of interest charged by the bank.

                      "Proportionate Share" means the portion of the Loan provided by each Lender as set forth in subsection 2.1.

        CONFIDENTIAL TREATMENT REQUESTED BY IQROM COMMUNICATIONS, INC.

                                    SECTION 2
                                 LOAN FACILITIES


                  2.1 The Loan. The Lenders shall lend to the Borrower the sum of $1,000,000 which shall be used by Borrower as working capital. Each Lender shall provide a Proportionate Share (as defined below) of the Loan as follows:

          Allmark                       [Confidential Information filed separately with the
Securities and Exchange Commission
           Elek                         [Confidential Information filed separately with the
Securities and Exchange Commission]
       Maynard-Taylor                   [Confidential Information filed separately with the
Securities and Exchange Commission]
            POV                         [Confidential Information filed separately with the
Securities and Exchange Commission]

Proportionate Share shall mean that portion of the Loan as the amount contributed by each Lender bears to the total amount of the Loan and shall be expressed by the percentages listed above. Each Lender shall effect wire transfer instructions in order to pay its Proportionate Share within two Business Days after the date of this Agreement to an account to be established by Fox, Rothschild, O'Brien & Frankel, LLP, as escrow agent (the "Escrow Agent") or as otherwise directed by the Escrow Agent, in accordance with the terms of the Escrow Agreement attached hereto as Exhibit A.

                  2.2 Promissory Note. Borrower's obligation to repay the sum loaned to Borrower by the Lenders under the Loan will be evidenced by a Note executed by the Borrower in favor of the Lenders in the form of Exhibit B hereto. The Note shall (i) be in the principal amount of $1,000,000; (ii) be dated the date of this Agreement; (iii) bear interest on the outstanding principal balance of all sums advanced on the Note from time to time at the Prime Rate plus two percent (2%) per annum which shall be payable in arrears on the Maturity Date; and (iv) provide that the entire balance of principal and all accrued interest shall be due and payable on the Maturity Date which shall be that date which is the earlier to occur of: (i) May 8, 2001 (the "Conversion Date"), or (ii) the receipt by iQrom of the proceeds of the Equity Placement described in subsection 5.1.

                  2.3 Drawdown of Loan.The Borrower may request disbursement of the Loan in one or more installments (each, a "Draw") at any time after the date of this Agreement by delivery to the Escrow Agent of a written request signed by the Borrower (the "Drawdown Notification") or in the alternative a telephone request followed promptly by written confirmation of the request, specifying the date and amount of the Draw to be made. Each request shall be received not less than two Business Days prior to the date of the proposed Draw. No request shall be effective until actually received in writing by the Escrow Agent. On the date specified in the Drawdown Notification, the Escrow Agent will make funds immediately available to the Borrower by wire transfer to the account designated by the Borrower in the Drawdown Notification. Each Draw shall be in an amount at least equal to $250,000 or, if greater, then in such minimum amount plus $50,000 multiples, except for a final Draw which will exhaust the full remaining amount of the Loan which may be in an amount equal to the remaining amount of the Loan. The remaining amount of the Loan shall be automatically disbursed by the Escrow Agent to the Borrower two Business Days before the Conversion Date as a final Draw.

        CONFIDENTIAL TREATMENT REQUESTED BY IQROM COMMUNICATIONS, INC.

                  2.4 Payments. All required payments of principal and interest by the Borrower under the Loan Documents shall be made to the Escrow Agent at the address listed below.

                      Fox, Rothschild, O'Brien & Frankel, LLP
                      2000 Market Street, 10th Floor
                      Philadelphia, PA  19103
                      Attention:  Mark L. Silow

                      [Confidential Information filed separately with the Securities and Exchange Commission]

The Escrow Agent shall distribute to each Lender his or its Proportionate Share of any payments of principal or interest received from the Borrower within two
(2) Business Days following receipt of such payment. Payments shall be made to each Lender at the address or account listed on Exhibit C.

                                    SECTION 3
                          CONVERSION OF LOAN INTO UNITS

                  3.1 Conversion Into Units. Unless the Loan is repaid in full prior to the Conversion Date, the principal amount of the Loan, including any final Draw as described in subsection 2.3 (the "Principal Amount"), shall be automatically converted as of the Conversion Date into the units (the "Units") described below. All accrued and unpaid interest on the Principal Amount shall be paid to the Lenders as of the Conversion Date. The Borrower shall issue the Units within five Business Days following the Conversion Date. Each Lender shall receive his or its Proportionate Share of the Units issued upon conversion.

                   3.2 Units. Each Unit shall consist of one share of Common Stock of the Borrower and one nontransferable Common Stock Purchase Warrant (the "Warrant"). Each Warrant shall be exercisable for one share of Common Stock of the Borrower at an exercise price equal to the price per share determined in accordance with the Conversion Formula set forth in subsection 3.3, and shall have a term of three years, all as set forth in the form of Warrant Certificate attached hereto as Exhibit D.

        CONFIDENTIAL TREATMENT REQUESTED BY IQROM COMMUNICATIONS, INC.

                  3.3 Conversion Formula.

                  (a) The number of Units to be issued upon conversion shall be determined using the following formula (the "Conversion Formula"):

                  Principal Amount divided by the lesser of (i) the average closing share price of the Borrower's Common Stock over the five trading days prior to January 17, 2001, less ten percent (10%), which equals $1.00, or (ii) the average closing share price of the Borrower's Common Stock over the five trading days prior to the Conversion Date, less ten percent (10%).

                  (b) The number of Units to be issued shall be calculated by rounding to the next lowest whole Unit. The Borrower shall not issue fractions of Units on the conversion of the Note.

                  3.4 Additional Undertakings. The Borrower and the Lenders shall execute and deliver such additional agreements, documents and instruments as shall be reasonably necessary to effect the consummation of the transactions contemplated hereby and in particular to comply with the Securities Act of 1933, as amended (the "Securities Act"), and such other laws and regulations applicable to the issuance of the Units.

                                    SECTION 4
                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants, as follows:

                  4.1 Organization and Good Standing. The Borrower is duly organized, validly existing and in good standing under the laws of the State of Nevada, has the power and authority to carry on its business as now conducted, and is qualified to do business in all other states in which the nature of its business or the ownership of its properties requires such qualification.

                  4.2 Power and Authority; Validity of Agreement. The Borrower has the power and authority under the law of the jurisdiction of its incorporation and under its certificate or articles of incorporation and by-laws to enter into and perform this Agreement, the Note, and all other Loan Documents to which it is a party and actions required by it hereunder; and all actions (corporate or otherwise) necessary or appropriate for such party's execution and performance of the Loan Documents to which it is a party have been taken, and upon their execution, the same will constitute the valid and binding obligations of the Borrower to the extent it is a party thereto, enforceable in accordance with their respective terms, except to the extent that enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

        CONFIDENTIAL TREATMENT REQUESTED BY IQROM COMMUNICATIONS, INC.

                  4.3 No Violation of Laws or Agreements. The making and performance of this Agreement and the other Loan Documents will not violate any provisions of any law or regulation, federal, state or local, or the certificate or articles of incorporation and by-laws of the Borrower or result in any breach or violation of, or constitute a default under, any agreement or instruments by which the Borrower or its property may be bound.

                  4.4 Compliance. The Borrower is in compliance in all material respects with all applicable laws and regulations, federal, state and local, material to the conduct of its business and operations; the Borrower possesses all the franchises, permits and licenses necessary or required in the conduct of its business(es), and the same are valid, binding, enforceable and subsisting without any material defaults thereunder; and no authorization, consent, approval, waiver, license or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority (federal, state or local) or non-governmental entity, under the terms of contracts or otherwise, is required by reason of or in connection with the Borrower's execution and performance of the Loan Documents.

                                    SECTION 5
                              AFFIRMATIVE COVENANTS

         5.1 Equity Placement. The Borrower covenants and agrees that it will use its best efforts to obtain the investment of a minimum of $3,000,000 (the "Equity Placement") in exchange for equity interests in the Borrower. The equity interests shall consist of such combination of shares of Common Stock and Common Stock Purchase Warrants (the "Equity Placement Units") as shall be mutually agreeable to the Borrower and investors other than the Lenders (the "Outside Investors"). The Equity Placement shall occur no later than [Confidential Information filed separately with the Securities and Exchange Commission] (the "Placement Date"). The Borrower shall use its best efforts to obtain [Confidential Information filed separately with the Securities and Exchange Commission] (the "Minimum Outside Investment Amount") of the Equity Placement from Outside Investors. Provided that the Borrower shall have received the Minimum Outside Investment Amount, the Lenders agree that they shall subscribe for that number of the Equity Placement Units which equals a total investment by the Lenders of [Confidential Information filed separately with the Securities and Exchange Commission] at the average number and average price per share of Common Stock and the average number and average exercise price for the Common Stock Purchase Warrants paid by the Outside Investors and on similar terms and conditions as those received by the Outside Investors. The Placement Date may be extended upon agreement of the parties hereto.

        CONFIDENTIAL TREATMENT REQUESTED BY IQROM COMMUNICATIONS, INC.

         5.2 Books and Records. The Borrower covenants and agrees that it will keep and maintain satisfactory and adequate books and records of account in accordance with GAAP and make or cause the same to be made available to the Lenders or their agents or nominees at any reasonable time upon reasonable notice for inspection.

         5.3 Other Information. The Borrower covenants and agrees that it will provide the Lenders with any other documents and information, financial or otherwise, reasonably requested by the Lenders from time to time.


                                    SECTION 6
                               NEGATIVE COVENANTS

         On and after the date of this Agreement and so long as the Note remains outstanding and unpaid, in whole or in part, the Borrower will observe the following covenants unless the Lenders shall otherwise consent in writing:

         6.1 Debt. The Borrower and its subsidiaries will not create, incur, assume, guarantee or in any manner become or remain liable with regard to any debt, except;

                  (a) Debt existing on the date of this Agreement (excluding debt evidenced by the Note),

                  (b) the Note,

                  (c) Debt with regard to accounts payable and other extensions of trade credit incurred in the ordinary course of business and which is not more than 90 days overdue, unless the Borrower is contesting, in good faith and by appropriate proceedings, its obligations to make payment, and has established such reserve with regard to the contested obligations as its certified public accountants shall consider adequate,

                  (d) Debt secured by one or more liens permitted by subsection
6.2 of this Agreement,

                  (e) Debt for the deferred purchase price or lease of fixed assets,

                  (f) Debt with regard to a receivables discounting facility secured by the Borrower's Accounts.

                  (g) Debt issued by the Borrower to fund its ongoing capital requirements consisting of up to $3,000,000 of unsecured subordinated convertible debentures together with Common Stock Purchase Warrants or other equity-linked instruments as required.

        CONFIDENTIAL TREATMENT REQUESTED BY IQROM COMMUNICATIONS, INC.

         6.2 Liens. The Borrower will not create, incur, assume or suffer to exist any lien upon any of its existing or future, tangible or intangible, real, personal or mixed property, except:

                  (a) Liens existing on the date of this Agreement.

                  (b) Liens upon the property of a subsidiary in favor of the Borrower which secure debt from the subsidiary to the Borrower,

                  (c) Purchase money liens and lessor interests under financing leases securing indebtedness permitted by paragraph (e) of subsection 6.1.

                  (d) Liens on Accounts securing a receivables discounting facility permitted by paragraph (f) of subsection 6.1.

                  (e) Any lien created for the sole purpose of extending, renewing or refunding any lien permitted under paragraphs (a) through (d), if such lien is limited to all or part of the same property covered by the original lien, and if the amount of the debt secured by the lien does not exceed the amount of debt secured by the lien at the time of extension, renewal or refunding.

         6.3 Loans and Investments. The Borrower will not make any loan to, capital contribution to or investment in, or endorse, guarantee or otherwise become liable for the payment or performance of any liabilities or obligations of, any person or entity other than a subsidiary or affiliate of the Borrower.


                                    SECTION 7
                  REPRESENTATIONS AND WARRANTIES OF THE LENDERS

         Each Lender hereby severally represents and warrants to the Borrower as follows:

         7.1 Investment Representations. The Lender understands that the Units will not be registered under the Securities Act at the time of issuance. The Lender also understands that the Units will be offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Lender's representations contained in this Agreement.

         7.2 Lender Bears Economic Risk. The Lender has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Borrower so that it is capable of evaluating the merits and risks of its investment in the Borrower. The Lender must bear the economic risk of this investment indefinitely unless the Units are registered pursuant to the Securities Act, or an exemption from registration is available. The Lender understands that while the Borrower has not undertaken at the present time to register the Units or any shares of its Common Stock to be issued as part of the Units, it is the Borrower's expectation that such registration may occur in connection with the Equity Placement. The Lender also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Lender to transfer all or any portion of the Units under the circumstances, in the amounts or at the times the Lender might propose.

        CONFIDENTIAL TREATMENT REQUESTED BY IQROM COMMUNICATIONS, INC.

         7.3 Acquisition for Own Account. The Lender is acquiring the Units for the Lender's own account for investment only, and not with a view towards their distribution.

         7.4 Lender Can Protect Its Interest. The Lender represents that by reason of his or its, or of its management's, business or financial experience, the Lender has the capacity to protect his or its own interests in connection with the transactions contemplated in this Agreement and the Loan Documents. Further, the Lender is aware of no publication of any advertisement in connection with the transactions contemplated in this Agreement.

         7.5 Accredited Investor. The Lender represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

         7.6 Borrower Information. The Lender is familiar with the Borrower's business and financial affairs and has had an opportunity to discuss the Borrower's business, management and financial affairs with directors, officers and management of the Borrower. The Lender has also had the opportunity to ask questions of and receive answers from the Borrower and its management regarding the terms and conditions of this investment.

         7.7 Rule 144. The Lender acknowledges and agrees that the Units (including, without limitation, if issued, the shares of Common Stock) must be held indefinitely unless their resale is subsequently registered under the Securities Act or an exemption from such registration is available for any such resale. The Lender has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Borrower, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

                                    SECTION 8
                           EVENTS OF DEFAULT; REMEDIES

         8.1 Events of Default. Each of the following events shall be an Event of Default hereunder:

        CONFIDENTIAL TREATMENT REQUESTED BY IQROM COMMUNICATIONS, INC.

                  (a) Failure by the Borrower to pay the principal of, or accrued interest on, the Note or any other instrument of the Borrower to the Escrow Agent on behalf of the Lenders when due, or the failure of the Borrower to pay any other amount payable to the Escrow Agent on behalf of the Lenders under the Loan Documents within 15 days after such amount becomes due, provided that no default shall be declared hereunder unless such failures continues for five (5) days following written notice from the Lenders that such amounts have not been paid when due;

                  (b) If any representation or warranty made herein or in connection herewith or in any statement, certificate or other document furnished hereunder is false or misleading in any material respect when made, provided that no default shall be declared hereunder until five (5) days after written notice of default from the Lenders shall have been given to the Borrower;

                  (c) Failure by the Borrower to observe or perform any covenants, conditions or provisions contained in the Loan Documents (other than those described in paragraph (a) and (b)), provided that such failure shall continue for a period of 15 days after written notice from the Lenders to the Borrower; or

                  (d) If the Borrower: becomes insolvent, bankrupt or generally fails to pay its debts as such debts become due; is adjudicated insolvent or bankrupt; admits in writing its inability to pay its debts; shall suffer a custodian, receiver or trustee for it or substantially all of its property to be appointed and if appointed without its consent, not be discharged within thirty
(30) days; makes an assignment for the benefit of its creditors; suffers proceedings under any law related to bankruptcy, insolvency, liquidation or the reorganization, readjustment or the release of debtors to be instituted against it and if contested by it not dismissed or stayed within ten (10) days; if proceedings under any law related to bankruptcy, insolvency, liquidation, or the reorganization, readjustment or the release of debtors is instituted or commenced by the Borrower; if any order for relief is entered relating to any of the foregoing proceedings; if the Borrower shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or if the Borrower shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing.

         8.2 Remedies.

                  (a) Upon the occurrence of an Event of Default specified in paragraphs (a) through (c) of subsection 8.1 of this Agreement, the Lenders may declare that the Note shall thereafter bear interest at the Default Rate described therein.

                  (b) Upon the occurrence of an Event of Default specified in paragraph (d) of subsection 8.1 of this Agreement, the unpaid principal balance of all accrued and unpaid interest on, and all other sums payable with regard to, the Note and all other instruments of obligation of the Borrower to the Lenders shall automatically and immediately become due and payable, in all cases without any action on the part of the Lenders.

        CONFIDENTIAL TREATMENT REQUESTED BY IQROM COMMUNICATIONS, INC.

         8.3 Cumulative Remedies. The rights and remedies provided in the Loan Documents are cumulative and not exclusive of any rights or remedies provided by law.

         8.4 Additional Remedies Upon Default. Upon the occurrence of any Event of Default or at any time during the continuance of any Event of Default, the Lenders may, in addition to the rights specifically granted in this Agreement, at their election exercise the rights and remedies under the Note or any other agreements with Borrower.

                                    SECTION 9
                                  MISCELLANEOUS

         9.1 Indemnification and Release Provisions. The Borrower hereby agrees to defend the Lenders and their directors, officers, agents, employees and counsel from, and hold each of them harmless against, any and all losses, liabilities (including without limitation settlement costs and amounts, transfer taxes, documentary taxes, or assessments or charges made by any governmental authority), claims, damages, interest, judgments, costs, or expenses, including without limitation reasonable fees and disbursements of counsel, incurred by any of them arising out of or in connection with or by reason of this Agreement, the making of the Loan or any other Loan Document. The Borrower hereby releases the Lenders and their directors, officers, agents, employees and counsel from any and all claims for loss, damages, costs or expenses caused or alleged to be caused by any act or omission on the part of any of them. Notwithstanding the foregoing, the Borrower shall not be required to release, indemnify or hold harmless the Lenders or their directors, officers, agents, employees or counsel, from any loss, liabilities, damages, costs or expenses to the extent, but only to the extent, any of the foregoing is found by a court of competent jurisdiction to have been caused by the willful misconduct or gross negligence of the Lenders. All obligations provided for in this subsection 9.1 shall survive any termination of this Agreement and the repayment of the Loan.

         9.2 Binding and Governing Law. This Agreement and all documents executed hereunder shall be binding and shall inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed as to their validity, interpretation and effect by the laws of the State of Florida.

         9.3 Survival. All agreements, representations, warranties and covenants of the Borrower contained herein or in any documentation required hereunder shall survive the execution of this Agreement and the making of the Loan hereunder and, except for subsection 9.1 which provides otherwise, will continue in full force and effect as long as any indebtedness or other obligation of the Borrower to the Lenders remains outstanding.

        CONFIDENTIAL TREATMENT REQUESTED BY IQROM COMMUNICATIONS, INC.

         9.4 No Waiver; Delay. If the Lenders shall waive any power, right or remedy arising hereunder or under any applicable law, such waiver shall not be deemed to be a waiver upon the later occurrence or recurrence of any of said events. No delay by the Lenders in the exercise of any power, right or remedy shall, under any circumstances, constitute or be deemed to be a waiver, express or implied, of the same and no course of dealing between the parties hereto shall constitute a waiver of the Lender's powers, rights or remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         9.5 Modification; Waiver. Except as otherwise provided in this Agreement, no modification or amendment hereof, or waiver or consent hereunder, shall be effective unless made in writing signed by appropriate officers of the parties hereto.

         9.6 Headings. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

         9.7 Notices. Any notice, request or consent required hereunder or in connection herewith shall be deemed satisfactorily given if in writing (including facsimile transmissions) and delivered by hand, reliable overnight courier, or mailed (registered or certified mail) to the parties at their respective addresses or telecopier number set forth below or such other addresses or telecopier numbers as may be given by any party to the others in writing:

         If to the Borrower:        iQrom Communications, Inc.
                                    7635 Ashley Park Court
                                    Suite 503V
                                    Orlando, FL  32835
                                    Telecopier:      407-299-8396
                                    Attention:       Donald R. Carse, Jr.
                                                     Chief Financial Officer

         If to Allmark:             The Coach House
                                    Pig Bush Lane, Loxwood
                                    West Sussex, England RH 14 0Q7
                                    Telecopier:

         If to Elek:                Lime Tree House
                                    Asthall
                                    Oxon, England  OX18 4 HW
                                    Telecopier: 011 44 1451 820075

        CONFIDENTIAL TREATMENT REQUESTED BY IQROM COMMUNICATIONS, INC.

         If to Maynard-Taylor:      Aldersey Egerton Maynard-Taylor
                                    Crouchlands
                                    Kirdford, Nr. Billingshurst
                                    West Sussex, England  RH 14 0LE
                                    Telecopier:

         If to POV:                 Michael Feit
                                    Westgate Management Company, Inc.
                                    133 Franklin Corner Road
                                    Lawrenceville, NJ  08648-2531
                                    Telecopier:  (609) 895-0058

         With a copy to:            Mark L. Silow, Esquire
                                    Fox, Rothschild, O'Brien & Frankel, LLP
                                    2000 Market Street, 10th Floor
                                    Philadelphia, PA 19103
                                    Telecopier (215) 299-2150

         9.8 Severability. If any provisions of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         9.9 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all the signatures on such counterparts appeared on one document, and each such counterpart shall be deemed to be an original.

         IN WITNESS WHEREOF, the undersigned, by their duly authorized officers, have executed this Agreement as of the day and year first above written.

Attest:                    iQrom COMMUNICATIONS, INC.


By:/s/ Donald Carse        By: /s/ Thomas Gabor Elek
   -----------------           -------------------------------------------------
                                    Name: Thomas Gabor Elek
                                    Title: President and Chief Executive Officer


                           /s/ Colin Allmark
                           -----------------------------------------------------
                                    Colin Allmark


                            /s/ Thomas Gabor Elek
                            ----------------------------------------------------
                                     Thomas Gabor Elek


                            /s/ Aldersey Egerton Maynard-Taylor
                            ----------------------------------------------------
                                     Aldersey Egerton Maynard-Taylor

                            POV US, LLC


                            By: /s/ Michael Feit
                                ------------------------------------------------
                                     Michael Feit, Managing Member

        CONFIDENTIAL TREATMENT REQUESTED BY IQROM COMMUNICATIONS, INC.

                                    EXHIBIT A
                                    ---------

                             Form of Escow Agreement

                                ESCROW AGREEMENT
                                ----------------

         This ESCROW AGREEMENT ("Agreement") is made as of the 6th day of February, 2001 by and among iQrom COMMUNICATION, INC., a Nevada corporation ("iQrom"), COLIN ALLMARK, THOMAS GABOR ELEK, ALDERSEY EGERTON MAYNARD-TAYLOR and POV US, LLC, a Delaware limited liability company (individually as "Lender" and together the "Lenders"), and FOX, ROTHSCHILD, O'BRIEN & FRANKEL, LLP (the "Escrow Agent").

                                   BACKGROUND
                                   ----------

         iQrom and the Lenders have entered into a Loan Agreement dated February 5, 2001, (the "Loan Agreement"), pursuant to which the Lenders have agreed to lend to iQrom the sum of One Million Dollars ($1,000,000.00) (the "Loan Amount").

         The Loan Agreement provides that each of the Lenders will deposit his or its share of the Loan Amount into escrow with the Escrow Agent who will disburse the Loan Amount to iQrom as set forth in the Loan Agreement. iQrom's obligation to repay the Loan Amount to the Lenders will be evidenced by a Note (the "Note") executed by the Borrower in favor the Lenders. iQrom shall pay the principal and interest on the Note to the Escrow Agent from time to time as set forth in the Loan Agreement and the Escrow Agent shall hold all such payments (the "Repayment Amounts") in escrow until disbursed to the Lenders in accordance with the provisions of the Note and of the Loan Agreement. The Loan Amount shall be converted automatically on the Conversion Date into Units, both as defined and set forth in the Loan Agreement. Accordingly, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties, and intending to be legally bound hereby, the parties hereto agree as follows:

         Section 1. Incorporation. The Note and the Loan Agreement are hereby incorporated by reference and made a part of this Agreement as if fully set forth herein. Capitalized terms not otherwise defined herein shall have the meanings attributable to such terms in the Loan Agreement.

         Section 2. Appointment and Acceptance of Escrow Agent. iQrom and the Lenders (collectively, the "Parties") hereby appoint the Escrow Agent as "Escrow Agent" to perform the functions and provide the services hereinafter set forth, and the Escrow Agent hereby accepts the appointment as Escrow Agent upon the terms and conditions set forth in this Agreement.

        CONFIDENTIAL TREATMENT REQUESTED BY IQROM COMMUNICATIONS, INC.

         Section 3. Establishment of Escrow Account. The Escrow Agent hereby acknowledges receipt of the Loan Amount and shall establish an interest-bearing, federally insured escrow account (the "Escrow Account") for such Loan Amount. The Escrow Agent agrees to accept all Repayment Amounts from time to time when and as received from iQrom and to deposit all Repayment Amounts into the Escrow Account. The Loan Amount and the Repayment Amounts are referred to hereinafter collectively as the "Escrowed Funds." All income earned on the Escrow Account shall be accumulated for the benefit of the Lenders and shall not constitute part of the Loan Amount. The Parties acknowledge and agree that the amount of the Escrowed Funds is in excess of the limit of federal insurance, and the Parties all consent to the Escrowed Funds being placed on deposit with Summit Bank or First Union National Bank, with investments being made in bank obligations, money market funds or government obligations. In no event shall the Escrow Agent be liable in any manner provided that it has handled the Escrowed Funds in accordance with the provisions of this agreement and in acted in good faith.

         Section 4. Release of Escrowed Funds.

                  (a) The Escrow Agent shall disburse the Loan Amount to iQrom upon receipt of a Drawdown Notice, as defined in subsection 2.3 of the Loan Agreement, in such principal amount as shall be specified in the Drawdown Notice.

                  (b) Promptly following receipt of any Repayment Amounts from iQrom from time to time, the Escrow Agent shall disburse such amounts to the Lenders in such proportions (each, a "Proportionate Share") as set forth below:

               Colin Allmark                     [Confidential Information filed
               separately with the Securities and Exchange Commission]
               Thomas Gabor Elek                 [Confidential Information filed
               separately with the Securities and Exchange Commission]
               Aldersey Egerton Maynard-Taylor [Confidential Information filed separately with the Securities and Exchange Commission]
               POV US, LLC                       [Confidential Information filed
               separately with the Securities and Exchange Commission]

Each distribution of a Proportionate Share of the Repayment Amounts shall be sent to the Lender in accordance with the payment instructions set forth in Exhibit "A" hereto.

                  (c) Upon notice from the Lenders to the Escrow Agents that the Note has been repaid in full, the Escrow Agent shall distribute to each Lender his or its Proportionate Share of any amounts remaining in the Escrow Account, together with all interest and other income earned thereon, and thereafter the escrow established hereunder shall terminate in accordance with the terms of this Agreement.

        CONFIDENTIAL TREATMENT REQUESTED BY IQROM COMMUNICATIONS, INC.

         Section 5. Escrow Agent's Duties Limited. The sole responsibility of the Escrow Agent hereunder shall be to receive, hold and, upon receipt of the Drawdown Notice, written authorization from the Parties or otherwise in accordance with Section 4 of this Agreement, distribute or release the Escrowed Funds. The Escrow Agent shall not be bound by any amendment or modification of this Agreement unless the same shall be in writing and be signed by the Parties and the Escrow Agent.

         Section 6. Escrow Agent's Duties in the Event of Adverse Claims. In the event of any dispute or claim regarding the custody, management or distribution of the Escrowed Funds, or upon presentation of any adverse claim or demand for the Escrowed Funds, the Escrow Agent in question shall retain the Escrowed Funds and make no release thereof until:

                  (a) the Escrow Agent receives a written agreement executed by the Parties directing the distribution of the Escrowed Funds by the Escrow Agent; or

                  (b) the Escrow Agent has filed an appropriate interpleader suit under applicable federal or state law and has deposited with the appropriate office of said court the entire amount of the Escrowed Funds for final resolution of any such dispute or conflicting claim by that court.

         Section 7. Concerning the Escrow Agent.

                  (a) The Escrow Agent may rely on and shall be protected in acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and believed by it to have been signed or presented by the proper Party or Parties.

                  (b) The Escrow Agent shall not be liable for any act which the Escrow Agent may do or omit to do hereunder, or for any mistake of fact or law, or for any error of judgment, unless caused by or arising from its own gross negligence or willful misconduct.

                  (c) In the event of any dispute between the Parties concerning the Loan Amount or the Repayment Amounts, the Escrow Agent in question may make a deposit of the Loan Amount or the Repayment Amounts, as the case may be, into an appropriate court of competent jurisdiction and interplead all interested Parties whereupon the Escrow Agent shall be fully released and discharged from all further obligations to perform any and all duties or obligations imposed upon the Escrow Agent by this Agreement.

         Section 8. Termination. This Agreement shall terminate on the earlier of (a) the final distribution of the Repayment Amounts, (b) receipt of a written notice signed by the Parties advising the Escrow Agent of the termination of this Agreement and instructing the Escrow Agent to deliver the Escrowed Funds in accordance with a signed Release Notification, (c) release of the Escrowed Funds into court in accordance with Section 6(b), 7(c) or 9.2(b) below, or (d) resignation of the Escrow Agent pursuant to Section 9.2 hereof. Such termination shall not affect the rights of the Escrow Agent under Section 9.3 hereof. If any court shall declare part of this Agreement invalid with respect to any one Party

        CONFIDENTIAL TREATMENT REQUESTED BY IQROM COMMUNICATIONS, INC.

hereto, the remaining portions thereof shall be deemed severable and shall continue in full force and effect to all other Parties.

         Section 9. Escrow Agent.

                  9.1. Limitation of Liability. The Escrow Agent shall be entitled to rely upon and shall be protected in acting in reliance upon any instruction, notice, information, certificate, instrument or other document which is submitted to it in connection with its duties under this Escrow Agreement, and which the Escrow Agent, in good faith, believes to have been signed or presented by the proper parties. The Escrow Agent shall have no liability with respect to the form, execution, validity or authenticity thereof. The Escrow Agent shall not be liable for any act which the Escrow Agent may do or omit to do hereunder, or for any mistake of fact or law, or for any error of judgment, or for the misconduct of any employee, agent or attorney appointed by it, while acting in good faith, unless caused by or arising from its own gross negligence or willful misconduct. The Escrow Agent shall be entitled to consult with counsel of its own selection and the opinion of such counsel shall be full and complete authorization and protection to the Escrow Agent in respect of any action taken or omitted by the Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

                  9.2. Resignation. The Escrow Agent shall have the right, at any time, to resign for any reason and be discharged of its duties as the Escrow Agent hereunder by giving written notice of its resignation to the Parties at least ten (10) business days prior to the date specified for such resignation to take effect. All obligations of the Escrow Agent hereunder shall cease and terminate on the effective date of its resignation and its sole responsibility thereafter shall be to hold the Escrowed Funds until the effective date of resignation, at which time,

                       (a) if a successor escrow agent shall have been appointed and written notice thereof shall have been given to the resigning Escrow Agent by the Parties and the successor escrow agent, then the resigning Escrow Agent shall deliver the Escrowed Funds, as the case may be, to the successor escrow agent; or

                       (b) if a successor escrow agent shall not have been appointed, for any reason whatsoever, the resigning Escrow Agent shall deliver the Escrowed Funds to a court of competent jurisdiction and give written notice of the same to the parties hereto.

The resigning Escrow Agent shall be entitled to be reimbursed by the parties hereto for any reasonable expenses incurred in connection with its resignation and transfer of the Escrowed Funds pursuant to and in accordance with the provisions of this Section.

                  9.3. Indemnity. The parties (excluding the Escrow Agent) hereto, jointly and severally agree to indemnify, defend and hold the Escrow Agent harmless from and against any and all liabilities, causes of action, claims, demands, judgment, damages, costs and expenses (including reasonable

        CONFIDENTIAL TREATMENT REQUESTED BY IQROM COMMUNICATIONS, INC.

attorneys' fees and expenses) that may arise out of or in connection with the Escrow Agent's good faith acceptance of or performance of its duties and obligations under this Escrow Agreement, but excluding those that may arise as a result of its gross negligence or willful misconduct. The Escrow Agent shall be under no duty to institute any suit, or to take any remedial procedures under this Escrow Agreement, or to enter any appearance or in any way defend any suit in which it be made a defendant hereunder until it shall be indemnified as provided above.

                  9.4. Suspension of Duties. In the event that an Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Escrowed Funds which, in its sole discretion, are in conflict either with other instructions received by it or with any provision of this Agreement, the Escrow Agent shall have the absolute right to suspend all further performance under this Escrow Agreement (except for the safekeeping of the Escrowed Funds) until the resolution of such uncertainty or conflicting instructions to the Escrow Agent's sole satisfaction by joint written instructions from the Parties. In the event the Escrow Agent does not receive such instructions or such instructions are not sufficient to resolve such uncertainty, it may consider such situation a dispute within the meaning of
Section 6 hereof.

                  9.5 No Compensation. The Escrow Agent shall not be entitled to any compensation for its services hereunder as Escrow Agent.

                  9.6 Representation. Notwithstanding anything contained herein to the contrary, the execution and performance by the Escrow Agent under the terms hereof shall not act so as to create any conflict of interest with the continued representation by the Escrow Agent of its clients. In the event of any dispute which results in litigation, delivery of the Escrowed Funds to a successor Escrow Agent or any court of competent jurisdiction shall be sufficient to remove any such conflict.

         Section 10. Miscellaneous.

                  10.1. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the iQrom, the Lenders and the Escrow Agent and their respective successors and assigns.

                  10.2. Governing Law. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with, the laws of the Commonwealth of Pennsylvania.

                  10.3. Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        CONFIDENTIAL TREATMENT REQUESTED BY IQROM COMMUNICATIONS, INC.

                  10.4. Notices. All communications provided for hereunder shall be in writing and may be personally served, or sent by courier service or United States certified mail or registered mail, return receipt requested, postage prepaid to the address set forth as follows:

                  in the case of iQrom, as follows:

                  iQrom Communications, Inc.
                  7635 Ashley Park Court
                  Suite 503V
                  Orlando, FL  32835
                  Telecopier: 407-299-8396
                  Attention:  Donald R. Carse, Jr.
                              Chief Financial Officer

                  in the case of the Lenders, to the addresses set forth in the Loan Agreement in the case of the Escrow Agent, as follows:

                  Fox, Rothschild, O'Brien & Frankel, LLP
                  2000 Market Street, 10th Floor
                  Philadelphia, PA  19103
                  Attention: Mark L. Silow, Esq.

or such other place or places or to such other person or persons as shall be designated in writing by the above parties.

                  10.5. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                  10.6. Modification. This Agreement may be modified only by a written instrument signed by the parties hereto.

                  Section 11. Termination. This Escrow Agreement may be terminated at any time by the written agreement of the Parties and the Escrow Agent.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

        CONFIDENTIAL TREATMENT REQUESTED BY IQROM COMMUNICATIONS, INC.

                  iQrom Communications, Inc.


                  By: __________________________________________
                         President and Chief Executive Officer

                       [signatures continued on next page]

                  ______________________________________________
                  Colin Allmark

                  ______________________________________________
                  Thomas Gabor Elek

                  ______________________________________________
                  Aldersey Egerton Maynard-Taylor

                  POV US, LLC

                  By: __________________________________________
                      Managing Member

                  FOX, ROTHSCHILD, O'BRIEN & FRANKEL, LLP

                  By: __________________________________________

        CONFIDENTIAL TREATMENT REQUESTED BY IQROM COMMUNICATIONS, INC.

                                    EXHIBIT B

                             Form of Promissory Note

                                 PROMISSORY NOTE

$1,000.000.00                                                   February 6, 2001

         FOR VALUE RECEIVED, and intending to be legally bound hereby, iQrom Communications, Inc., a Nevada corporation ("iQrom") promises to pay to Fox, Rothschild, O'Brien & Frankel, LLP (the "Agent"), as agent for Colin Allmark, Thomas Gabor Elek, Aldersey Egerton Maynard-Taylor and POV US, LLC, a Delaware limited liability company (collectively, the "Lenders"), the principal sum of One Million Dollars ($1,000,000.00) in lawful money of the United States of America, together with interest thereon as hereinafter specified. This Note has been issued pursuant and is subject to a certain loan agreement, dated of even date herewith, between iQrom and the Lenders (the "Loan Agreement"). Any term not otherwise defined herein shall have the meaning given to it in the Loan Agreement.

         The outstanding principal balance of this Promissory Note ("Note"), together with unpaid interest accrued thereon, shall be due and payable in full on that date (the "Maturity Date") which is the earlier to occur of: (i) the Conversion Date, or (ii) the receipt by iQrom of the proceeds of the Equity Placement in the amount of $3,000,000 as set forth in Subsection 5.1 of the Loan Agreement. This Note shall be automatically extinguished and deemed to be paid in full upon the conversion of the principal amount hereof into Units and the payment of all unpaid interest accrued hereon as of the Conversion Date as set forth in the Loan Agreement.

         Interest on the outstanding principal balance on this Note shall accrue at a rate equal to two percent (2.0%) per annum in excess of the SunTrust Prime Rate (hereinafter referred to as the "Interest Rate"). The SunTrust Prime Rate is the "Prime Rate" announced by SunTrust Bank, Orlando, Florida, on the applicable date as such rate may change from time to time. If SunTrust Bank ceases to announce a "Prime Rate", then the Agent may use any similar prime rate announced by a comparable bank. Accrued interest on the outstanding principal balance of this Note will be due and payable on the Maturity Date, based on a 360-day year and the actual number of days elapsed. Upon the occurrence of an Event of Default, as described below, the Note shall, at the option of the Lenders, bear interest at a rate (the "Default Rate") equal to three and one-half percent (3.50%) in excess of the SunTrust Prime Rate.

         If, at any time, the Interest Rate under this Note would, but for this paragraph, exceed the maximum lawful rate, the effective interest rate under this Note shall be the maximum lawful rate, and any amount received by the Agent on behalf of the Lenders in excess of such rate shall be applied to principal or, if no such amounts are owing, returned to iQrom.

        CONFIDENTIAL TREATMENT REQUESTED BY IQROM COMMUNICATIONS, INC.

         Payments due under this Note shall be made to the Agent at 2000 Market Street, 10th Floor, Philadelphia, Pennsylvania 19103 Attention: Mark L. Silow, or at such other address as the Agent may designate from time to time in writing. iQrom will have the right to prepay any or all of the principal balance outstanding under this Note in whole or in part at any time and from time to time without notice, premium or penalty. Any such prepayment shall be applied first to any unpaid interest that may have accrued through the date of payment and then to the unpaid principal balance of this Note.

         iQrom will be in default under this Note ("Event of Default") upon the occurrence of an Event of Default as defined in the Loan Agreement. Upon the occurrence of an Event of Default, the rate of interest on the unpaid principal balance shall, at the option of the Lenders, be at the Default Rate, as provided in the Loan Agreement. In addition, upon the occurrence of an Event of Default, the Lenders shall have all of the remedies and rights provided in the Loan Agreement or by applicable laws.

         This Note shall be binding upon and inure to the benefit of iQrom, the Lenders and their respective successors and permitted assigns. This Note shall not be transferred, assigned or conveyed by iQrom or the Lenders.

         This Note shall be governed, construed and enforced in accordance with the laws of the State of Florida, regardless of laws that might otherwise govern under applicable principles of conflicts of law.

         The provisions of this Note are severable and the invalidity or unenforceability of any provision shall not impair the remaining provisions of this Note or the indebtedness evidenced by this Note.

         iQrom hereby waives presentment for payment, demand, notice of dishonor, protest and notice of protest with regard to this Note in all instances.

         iQrom and Lenders hereby agree to waive any right they may have to a jury trial with regard to a dispute concerning this Note.

         IN WITNESS WHEREOF, iQrom has caused this Note to be duly executed on the day and year first above written.

                                            iQrom Communications, Inc.

                                            By: ________________________________
                                                Name:
                                                Title:

        CONFIDENTIAL TREATMENT REQUESTED BY IQROM COMMUNICATIONS, INC.


                                    EXHIBIT C

                         Payment Instructions to Lenders

        CONFIDENTIAL TREATMENT REQUESTED BY IQROM COMMUNICATIONS, INC.

                                    EXHIBIT D

                           Form of Warrant Certificate

                               WARRANT CERTIFICATE


           THESE WARRANTS AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE WARRANTS ARE NOT TRANSFERABLE AND SUCH SECURITIES ISSUABLE UPON EXERCISE OF THESE WARRANTS MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

             EXERCISABLE ONLY ON OR BEFORE ________, 2004

           WARRANTS TO PURCHASE _____ SHARES OF COMMON STOCK
                                  OF
                      iQrom Communications, Inc.

         This Warrant Certificate certifies that, for value received, [name of holder] (the "Holder") is the holder of ____ Warrants (the "Warrants" and, individually, a "Warrant"), each such Warrant entitling Holder to purchase from iQrom Communications, Inc., a Nevada corporation (the "Company"), subject to the terms set forth below, one share ("Warrant Share") of the Company's Common Stock, ($.001) par value (the "Common Stock"), at any time on or after the date hereof and on or before 5:00 p.m., Eastern Standard time, on _______, 2004 (the "Expiration Date"), at the exercise price per whole Warrant Share (the "Exercise Price") of $___ subject to certain adjustments as to the number of Warrant Shares and the number and kind of other securities purchasable upon exercise of each Warrant represented hereby, and as to the Exercise Price, all as set forth below.

         1. Exercise. Subject to the provisions of this Warrant Certificate, the Warrants represented hereby may be exercised by Holder from time to time upon surrender of this certificate to the Company (such surrender being deemed to have occurred at such time as this certificate is actually received by the Company at the address specified below), with the form of election to purchase attached as Exhibit A hereto properly completed and executed, and upon payment in full to the Company of the Exercise Price for the Warrant Shares so purchased. The rights of purchase represented by the Warrants evidenced hereby are exercisable at the election of Holder during the period specified herein in whole or, from time to time, in part and, in the event that less than all of the Warrants represented by this certificate are exercised, the Company shall execute and deliver to Holder within ten (10) days a new certificate

        CONFIDENTIAL TREATMENT REQUESTED BY IQROM COMMUNICATIONS, INC.

representing the number of Warrants represented hereby which remain unexercised. Payment of the Exercise Price shall be made by check or other comparable means selected by Holder in lawful money of the United States of America. Upon such surrender of this Warrant Certificate and payment of the Exercise Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to Holder a certificate for the Warrant Shares so purchased upon such exercise of all or a portion of the Warrants represented hereby. Such certificate shall be deemed to have been issued and the Holder shall become the holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price as aforesaid. In satisfaction of its obligation to sell and deliver the Warrant Shares upon exercise of these Warrants, the Company shall deliver authorized and newly issued shares of Common Stock, or shares of Common Stock held in the treasury of the Company.

         2. Adjustment of Exercise Price and Number of Shares. The number and kind of securities purchasable upon the exercise of the Warrants and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

            2.1 Reclassification, Consolidation or Merger. In case of any reclassification or change of outstanding securities issuable upon exercise or conversion of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change, other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of outstanding securities issuable upon the exercise of the Warrants), the Company, or such successor or purchasing corporation, as the case may be, shall, without payment of any additional consideration therefor, execute a new warrant certificate providing that the Holder of the Warrants shall have the right to exercise such new warrants (upon terms not less favorable to the Holder than those then applicable to the Warrants) and to receive upon such exercise, in lieu of each share of Common Stock theretofore issuable upon exercise or conversion of the Warrants, the kind and amount of shares of stock, other securities, money or property receivable upon such reclassification, change, consolidation or merger by the holder of one share of Common Stock issuable upon exercise or conversion of the Warrants had the Warrants been exercised or converted immediately prior to such reclassification, change, consolidation, or merger. Such new warrant certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2. The provisions of this subsection 2.1 shall similarly apply to successive reclassifications, changes, consolidations or mergers.

            2.2 Stock Split or Combination. The Exercise Price shall be adjusted from time to time in the case of any stock split, dividend payable in Common

        CONFIDENTIAL TREATMENT REQUESTED BY IQROM COMMUNICATIONS, INC.

Stock, subdivision of the number of shares of the Common Stock or similar event involving Common Stock (a "Split") or any reverse stock split, combination or similar event involving the Common Stock (a "Combination"), and, accordingly, the Exercise Price shall be proportionately decreased in the case of a Split or increased in the case of a Combination, as of the close of business on the date the Split or Combination becomes effective or, if the Company shall take a record of the holders of its capital stock for the purpose of such Split or Combination, as of such record date, whichever is earlier, computed to the nearest cent.

            2.3 Certain Dividends or Distributions. If the Company at any time while the Warrants are outstanding and unexpired shall pay a dividend or other distribution with respect to the Common Stock payable in (A) securities of the Company other than Common Stock or (B) other assets (excluding cash dividends or distributions) then and in each such event provision shall be made so that the Holder shall receive upon exercise thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Company which they would have received had the Warrants been exercised for Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of the exercise of the Warrants, retained such securities or such other assets receivable by them, giving application to all other adjustments called for during such period under this Section 2.

            2.4 Adjustment of Number of Shares. Upon each adjustment of the Exercise Price as provided in this Section 2, the Holder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares (calculated to the nearest Warrant Share as provided in Section 3) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

            2.5 Certificate as to Adjustments; Notice by Corporation. In each case of an adjustment or readjustment of the Exercise Price, the Company at its expense will furnish the Holder with a certificate prepared by the Treasurer or Chief Financial Officer of the Company, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

         3. Fractional Interests. The Company shall not issue fractions of Warrant Shares on the exercise of these Warrants. If any fractions of a Warrant Share would be issued upon the exercise of the Warrants, the Company will deliver to the Holder its check for the current market value of the fractional share. The current market value of a fraction of a share shall be determined in a reasonable manner prescribed by the Board of Directors. The determination as to whether or not any fractional shares are issuable shall be based upon an aggregate number of Warrants being exercised at any one time by the Holder, not upon each Warrant being exercised.

        CONFIDENTIAL TREATMENT REQUESTED BY IQROM COMMUNICATIONS, INC.

         4. General Restrictions. Certificates delivered upon the exercise of these Warrants may bear a legend restricting transfer if appropriate under applicable law or regulation.

         5. Reservation of Shares. The Company at all times until the Expiration Date will reserve and keep available a sufficient number of shares of Common Stock out of its authorized and unissued shares of Common Stock or out of Common Stock held in its treasury or a combination thereof, to provide for the exercise of the rights of purchase represented by the Warrants.

         6. No Rights as Shareholder. The Holder of these Warrants shall not, by reason of the ownership or possession of this Warrant Certificate, have any right whatsoever as a shareholder of the Company or any rights whatsoever except as expressly provided herein.


         7. Governing Law and Choice of Forum.

            7.1 This Warrant Certificate shall be governed by and construed in all respects by the laws of the State of Nevada.

            7.2 Any action or suit in connection herewith may be brought in a court of record of the State of Florida or the United States District Court situated in the Middle District of Florida, and the Holder and the Company hereby consent to the exclusive personal and subject matter jurisdiction and venue of each thereof.

         8. Amendment. Neither this Warrant Certificate nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by the party against which enforcement of the amendment, waiver, discharge or termination is sought.

         9. Notices. All notices and other communications herein provided for shall be deemed to have been given or made to the Company when delivered to the address specified below.

                 iQrom Communications, Inc.
                 7635 Ashley Park Court
                 Suite 503V
                 Orlando, FL 32835
                 Telecopier: 407-299-8396
                 Attention:  Thomas Gabor Elek
                             President and Chief Executive Officer

        CONFIDENTIAL TREATMENT REQUESTED BY IQROM COMMUNICATIONS, INC.

         IN WITNESS WHEREOF, iQrom Communications, Inc. has caused this Warrant Certificate to be executed by the manual signature of its President.


                                              iQrom Communications, Inc.



Dated:   _________, 2001                      By: ______________________________
                                                  Thomas Gabor Elek, President

        CONFIDENTIAL TREATMENT REQUESTED BY IQROM COMMUNICATIONS, INC.

                                    Exhibit A
                                    ---------

                         [FORM OF ELECTION TO PURCHASE]

                  The undersigned hereby irrevocably elects to exercise the right, represented by the Warrants evidenced by the within Certificate, to purchase Warrant Shares and herewith tenders payment for such Warrant Shares to the order of iQrom Communications, Inc., in the amount of $ (in cash or through the withholding of Warrant Shares having a fair market value equal to the Exercise Price) in accordance with the terms thereof.

                                  Signature:

                                            By:_________________________
                                            Name:
                                            Title:

Date: ______________